UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT to

FORM S-1

REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933

DMC Beverage Corp.

(Exact name of registrant as specified in its charter)

Delaware	2080	01-0638346
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

19563 East Mainstreet

Suite 206-i

Parker, CO 80138

Telephone: (888) 645-8423

(Address and telephone number of registrant's

principal executive offices)

Donald G. Mack

19563 East Mainstreet

Suite 206-i

Parker, CO 80138

Telephone: (888) 645 8423

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This post-effective amendment to Form S-1 relates to the following registration statement of DMC Beverage Corp.

The registration statements, which was declared effective on February 14, 2014, pursuant to which the registrant registered an aggregate of 8,000,000 shares of its common stock, par value $0.0001 per share, to be sold by the registrant at $0.50 per share.

Because the registrant sold no shares pursuant to the above offering and is no longer offering securities under that registration statement, it is filing this post-effective amendment to Form S-1 to terminate the registration statement and to deregister, as of the date hereof, all of the securities that were unsold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Parker, State of Colorado, on May 6, 2014.

DMC Beverage Corp.

By: /s/ Donald Mack

            Donald Mack

            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/Donald Mack

Dated: May 6, 2014

           Donald Mack

           Chief Executive Officer

           Director

By:  /s/John S. Wittler

Dated: May 6, 2014

           John S. Wittler

           Chief Financial Officer

By:  /s/Robert Paladino

Dated: May 6, 2014

           Robert Paladino

           Chief Revenue Officer

By:  /s/George Palmer

Dated: May 6, 2014

           George Palmer

           Secretary

           Director

By:  /s/Yankel Rosenthal

Dated: May 6, 2014

           Yankel Rosenthal

           Chairman of the Board